UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2008

Omtool, Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-22871	02-0447481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Riverside Drive Andover, MA		01810
(Address of Principal Executive Offices)		(Zip Code)

(978) 327-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On February 1, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Omtool, Ltd. (the “Company”) continued the current annual base salary for Robert L. Voelk, the President and Chief Executive Officer of the Company, Daniel A. Coccoluto, the Chief Financial Officer of the Company, and Karen G. Cummings, the Executive Vice President of Marketing of the Company, at the per annum rates of $350,000, $185,000 and $200,000, respectively.  The Committee also set quarterly target bonus eligibility for Mr. Voelk, Mr. Coccoluto and Ms. Cummings.  Mr. Voelk, Mr. Coccoluto and Ms. Cummings will be eligible to receive quarterly discretionary bonuses totaling annual aggregate target amounts of $125,000, $50,000 and $75,000, respectively, based on the achievement of certain goals relating to earnings, profitability, gross revenue, strategic objectives and individual and corporate performance as may be established by the Committee.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMTOOL, LTD.

Date: February 7, 2008
	By:	/s/ Daniel A. Coccoluto
	Name:	Daniel A. Coccoluto
	Title:	Chief Financial Officer, Secretary and Treasurer